EXHIBIT 10.1

COLLATERAL RELEASE AND NONDISTURBANCE AGREEMENT

THIS COLLATERAL RELEASE AND NONDISTURBANCE AGREEMENT dated as of December 17, 2003 (this “Agreement”) is made by and among WOMEN FIRST HEALTHCARE, INC. (“WFHC”), SHIRE PHARMACEUTICALS IRELAND LIMITED (“Shire”), CIBC WMC INC., in its capacity as Collateral Agent and acting on its own behalf and on behalf of the other Secured Parties under that certain Amended and Restated Security Agreement dated as of May 12, 2003 (“CIBC”), and the Required Holders (as defined below).

WHEREAS, WFHC and CIBC are parties to that certain Amended and Restated Security Agreement dated May 12, 2003 (the “Security Agreement”), pursuant to which WFHC has granted CIBC, as Collateral Agent, a security interest in the Collateral (as defined in the Security Agreement);

WHEREAS, WFHC is a party to that certain Note and Warrant Purchase Agreement dated as of June 25, 2002, as amended by Amendment No. 1 to Note and Warrant Purchase Agreement dated May 12, 2003 (the “Note Purchase Agreement”), by and among WFHC and CIBC WMC Inc., Whitney Private Debt Fund and J.H. Whitney Mezzanine Fund, L.P. (the “Note Holders”);

WHEREAS, WFHC is a party to that certain Preferred Stock Purchase Agreement dated as of June 25, 2002, as amended by Amendment No. 1 to Preferred Stock Purchase Agreement dated May 12, 2003 (the “Preferred Stock Purchase Agreement”), by and among WFHC and CIBC WMC Inc., Greenleaf Capital, L.P. and Broad Street Associates, LLC (the “Preferred Holders,” and together with the Note Holders, the “Required Holders”);

WHEREAS, WFHC executed, acknowledged and filed with the Delaware Secretary of State a certain Certificate of Designation of Preferences and Rights of Senior Convertible Redeemable Preferred Stock, Series B (the “Certificate of Designations” and collectively with the Security Agreement, Note Purchase Agreement and Preferred Stock Purchase Agreement the “Financing Agreements”);

WHEREAS, WFHC and Shire propose to enter into a License and Supply Agreement, a copy of which is attached hereto as Exhibit A (the “License Agreement”), pursuant to which WFHC will (i) sell, assign and transfer to Shire the Transferred Assets (as defined below) and (ii) grant Shire exclusive, royalty-free licenses and sublicenses (the “License Rights”) with respect to certain intellectual property owned or licensed by WFHC (the “Licensed Property”);

WHEREAS, WFHC has requested that CIBC, acting on its own behalf and on behalf of the other Secured Parties (as defined in the Security Agreement), (i) release its security interest relating to that portion of the Collateral comprising the Transferred Assets and (ii) consent to WFHC’s grant of the License Rights to Shire;

WHEREAS, Shire has requested that CIBC, acting on its own behalf and on behalf of the other Secured Parties, agree not to disturb Shire’s rights in the Licensed Property in the event that upon an Event of Default (as such term is used in the Security Agreement) CIBC, acting on its own behalf and on behalf of the other Secured Parties, takes possession of, sells, assigns, grants a license with respect to, or otherwise exercise its rights and remedies under the Security Agreement with respect to all or any portion of the Collateral constituting Licensed Property (in each case, a “Foreclosure”) so long as Shire is not then in material breach of its obligations under the License Agreement; and

WHEREAS, CIBC, acting on its own behalf and on behalf of the other Secured Parties, has agreed to execute and deliver this Agreement to effect such release of Collateral, consent to such grant by WFHC of the License Rights and evidence the agreement of CIBC, acting on its own behalf and on behalf of the other Secured Parties, not to disturb the Licensed Property on the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Release.

(a) CIBC, acting on its own behalf and on behalf of the other Secured Parties, does hereby release from the security interest created pursuant to the Financing Agreements, including but not limited to Sections 2.1 and 2.3 of the Security Agreement, all of its right, title and interest in, to and under the following (each as defined in the License Agreement):

(i)	the Transferred Books and Records;

(ii)	the Transferred Regulatory Documentation;

(iii)	the Transferred URL;

(iv)	the Transferred Trademarks; and

(v)	Any Improvements or components thereof, title to which passes to Shire after the Closing Date (as defined in the License Agreement) either automatically pursuant to the terms of the License Agreement or pursuant to the right of first negotiation provisions at Section 10 of the License Agreement; it being understood that this Section 1(a)(v) shall not operate to release any security interest in Improvements licensed to Shire pursuant to the terms of the License Agreement.

Items contained in clauses (i) through (iv) above hereinafter referred to as the “Transferred Assets.”

(b) Any right, title or interest CIBC, acting on its own behalf and on behalf of the other Secured Parties, may have in the Transferred Assets shall hereby cease and become void. Such release and discharge is made without representation, warranty or recourse, express or implied.

(c) CIBC, acting on its own behalf and on behalf of the other Secured Parties, hereby agrees, at WFHC’s expense, to execute such instruments (including, without limitation, UCC-3 financing statements in the forms attached hereto as Exhibits B-     hereto), to take such other actions and to give such further assurances as WFHC or Shire shall reasonably request at the date of this Agreement or during the term of the License Agreement to release the security interest in the Transferred Assets under the Security Agreement, and otherwise to effectuate the release of the Transferred Assets from the security interest.

2. Consent to Granting of License Rights. The Required Holders and CIBC in its capacity as Collateral Agent acting on its own behalf and on behalf of the other Secured Parties acknowledge that they have received and reviewed a copy of the License Agreement in substantially the form attached hereto as Exhibit A. The Required Holders and CIBC, acting on its own behalf and on behalf of the other Secured Parties, hereby consent to WFHC’s granting to Shire the License Rights contemplated by Section 2 of the License Agreement and to the transfer of the Transferred Assets from WFHC to Shire and waive any violation of, or default under, any provision of the Financing Agreements that would be caused by WFHC’s entering into the License Agreement and performing its obligations thereunder. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to modify or amend any provision of the Note Purchase Agreement, the Preferred Stock Purchase Agreement or the Certificate of Designations relating to WFHC’s obligations with respect to application of the proceeds WFHC will receive from Shire under the License Agreement.

3. Amendment of Security Agreement.

(a) Section 6.1 of the Security Agreement shall be amended and restated in its entirety as follows:

“6.1 Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Issuer hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Issuer) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Issuer, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided that the license contemplated by this Section 6.1 shall expressly exclude the rights granted to Shire (but shall include the rights retained by the Company) under the License Agreement, for so long as the License Agreement shall remain in effect.”

(b) Section 1.1(c) of the Security Agreement shall be amended to add the following definitions:

“‘Indication’ shall mean the treatment of unwanted facial hair in women.

‘License Agreement’ shall mean that certain License and Supply Agreement dated as of December 15, 2003 by and between the Company and Shire Pharmaceuticals Ireland Limited.

‘Shire Territory’ shall mean the European Union (as defined in the License Agreement), Australia, Canada, Hong Kong, Israel, New Zealand, , Singapore, Switzerland South Africa, South Korea, Taiwan and Thailand.”

4. Acknowledgements by Shire. Shire acknowledges that Shire has notice that the License Agreement will constitute Collateral under the Security Agreement. In the event CIBC, acting on its own behalf and on behalf of the other Secured Parties, notifies Shire of an Event of Default and requests Shire to render performance of its obligations under the License Agreement to CIBC, Shire shall render such performance directly to CIBC or as CIBC may otherwise request. Shire shall be entitled to rely on the notices and demands given by CIBC, acting on its own behalf and on behalf of the other Secured Parties, under this Section 4, and WFHC agrees to release, relieve and protect Shire from and against any and all loss, claim, damage or liability (including reasonable attorney’s fees) arising out of Shire’s compliance with such notice or demand. Subject to the commitments of CIBC, acting on its own behalf and on behalf of the other Secured Parties, in Sections 1 and 2 above, Shire further acknowledges and agrees that CIBC, acting on its own behalf and on behalf of the other Secured Parties, may extend the terms of payment of any indebtedness of WFHC to the Purchasers under the Note Purchase Agreement or alter the performance of any of the terms and conditions of the Note Purchase Agreement, the Preferred Stock Purchase Agreement or the Certificate of Designations without Shire’s consent and without giving notice thereof to Shire.

5. Foreclosure. In the event of a Foreclosure,

(a) So long as Shire complies with this Agreement and is not in material breach under the License Agreement, the License Agreement shall continue in full force and effect between Shire and CIBC, acting on its own behalf and on behalf of the other Secured Parties, or any purchaser of the Licensed Property in a foreclosure sale (a “Foreclosure Purchaser”), as applicable, and neither CIBC, acting on its own behalf and on behalf of the other Secured Parties, nor any Foreclosure Purchaser will disturb, diminish or interfere with the rights of Shire under the License Agreement, subject to this Agreement; provided that in the event that Shire is in material breach under the License Agreement, Shire will be given written notice and 30 days (in addition to any notice and cure period provided for under the License Agreement) in which to cure such breach before CIBC, acting on its own behalf and on behalf of the other Secured Parties, or any Foreclosure Purchaser disturbs, diminishes or interferes with the rights of Shire under the License Agreement. To the extent that the License Agreement is extinguished as a result of a Foreclosure Sale, a new license agreement shall automatically go into effect upon the same provisions as contained in the License Agreement between WFHC and Shire for the term of the License Agreement. Shire agrees to accept CIBC, acting on its own behalf and on behalf of the other Secured Parties, or a Foreclosure Purchaser, as applicable, as licensor under the License Agreement and to be bound by and perform all of the obligations imposed by the License Agreement, or, as the case may be, under the new license agreement, in the event that the License Agreement is extinguished by a Foreclosure Sale. Upon the acquisition by CIBC, acting on its own behalf and on behalf of the other Secured Parties, or a

Foreclosure Purchaser of title to the Licensed Property, CIBC, acting on its own behalf and on behalf of the other Secured Parties, or such Foreclosure Purchaser will perform all of the obligations imposed on WFHC by the License Agreement except as set forth in this Agreement; provided, however, that neither CIBC, acting on its own behalf and on behalf of the other Secured Parties, nor any Secured Party shall be: (i) liable for any act or omission of WFHC or any Foreclosure Purchaser; (ii) subject to any offsets or defenses that Shire might have against WFHC; (iii) bound by any amendment, modification, assignment or termination of the License Agreement made without the written consent of CIBC, acting on its own behalf and on behalf of the other Secured Parties; or (iv) obligated or liable with respect to any representations or warranties contained in the License Agreement; provided, further, that nothing in this Section 5(a) shall be construed to limit Shire’s right to use the Licensed Property for the entire term of the License Agreement, on the terms and conditions of the License Agreement.

(b) Upon the written request of CIBC, acting on its own behalf and on behalf of the other Secured Parties, or Shire after a Foreclosure Sale, the parties shall execute a new agreement upon the same provisions as contained in the License Agreement between WFHC and Shire, except as set forth in this Agreement, for the term of the License Agreement.

6. Representations and Warranties.

(a) CIBC and the Required Holders represent and warrant to Shire that they have the full right and power to grant the releases, consents and waivers set forth herein.

(b) The License Agreement has been duly and validly executed and delivered by WFHC and Shire, and constitutes a valid and binding obligation of WFHC and Shire, enforceable against WFHC and Shire in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

7. Miscellaneous.

(a) Reaffirmation of Security Interest in Remaining Collateral. WFHC hereby confirms and reaffirms the security interest in the Collateral (other than the Transferred Assets) granted to CIBC, acting on its own behalf and on behalf of the other Secured Parties, pursuant to the Security Agreement.

(b) Limited Effect. Except as expressly set forth herein, nothing in this Agreement shall be construed to terminate, release, modify, prejudice, rescind or waive in any respect any rights of CIBC, acting on its own behalf and on behalf of the other Secured Parties, under the Security Agreement to and in respect of any of the Collateral other than the Transferred Assets.

(c) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(d) GOVERNING LAW. THIS RELEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction.

(f) Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(g) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) an internationally recognized courier service guaranteeing next-day or two-day delivery, charges prepaid or (b) facsimile (with original promptly sent by any of the foregoing manners). Any such notices shall be addressed to the receiving party at such party’s address set forth below, or at such other address as may from time to time be furnished by similar notice by either party:

if to WFHC, to:

Women First HealthCare, Inc.

5355 Mira Sorrento Place, Suite 700

San Diego, CA 92121

Facsimile: (858) 509-7538

Telephone: (858) 509-1171

Attention: Edward F. Calesa, President and CEO

with copies to:

Women First HealthCare, Inc.

5355 Mira Sorrento Place, Suite 700

San Diego, CA 92121

Facsimile: (858) 509-7538

Telephone: (858) 509-1171

Attention: Alan Amico, Vice President and General Counsel

and

Latham & Watkins LLP

12636 High Bluff Drive, Suite 300

San Diego, CA 92130

Facsimile: (858) 523-5450

Telephone: (858) 532-5400

Attention: Scott N. Wolfe, Esq.

if to CIBC, to:

CIBC WMC Inc.

c/o CIBC Capital Partners

425 Lexington Avenue

New York, NY 10017

Facsimile: _______________________

Telephone: ______________________

Attention: _______________________

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Facsimile: (212) 378-2295

Telephone: (212) 701-3313

Attention: Geofferey E. Liebmann, Esq.

if to Shire, to:

Shire Pharmaceuticals Ireland Limited

Pharmapark

Chapelizod

Dublin 20

Ireland

Facsimile: (353) 1 623 7469

Telephone: (353) 1 630 5411

Attention: Brian Martin,

with a copy to:

Shire Pharmaceuticals Group plc

Hampshire International Business Park

Chineham, Basingstoke

Hampshire RG24 8EP UK

Facsimile: +44 1256 894000

Telephone: +44 1256 894708

Attention: Tatjana May, General Counsel

All notices shall be effective upon such personal delivery, two (2) days after delivery to such courier, or upon transmission by facsimile, as the case may be. Copies shall be sent in the same manner as originals.

(h) Consent of Required Holders. By signing in the indicated spaces below, the holders of the Notes and Preferred Stock representing the “Required Holders” under each of the Note Purchase Agreement and the Preferred Stock Purchase Agreement hereby consent to the terms of this Agreement and the related amendments to and releases, consents and waivers under the Security Agreement, Note Purchase Agreement, Preferred Stock Purchase Agreement and Certificate of Designations, as applicable. This consent shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

(i) Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(j) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the undersigned have executed Collateral Release and Nondisturbance Agreement as of the date first written above.

WOMEN FIRST HEALTHCARE, INC.

By:	/s/ Edward F. Calesa
	Name:	Edward F. Calesa
	Its:	Chairman and Chief Executive Officer

SHIRE PHARMACEUTICALS IRELAND LIMITED

By:	/s/ Richard de Souza
	Name:	Richard de Souza
	Title:	Director

CIBC WMC INC.

By:	/s/ William P. Phoenix
	Name:	William P. Phoenix
	Title:	Managing Director

WHITNEY PRIVATE DEBT FUND

By:	Whitney Private Debt GP, LLC its General Partner

By:	/s/ Robert M. Williams Jr.
	Name:	Robert M. Williams Jr.
	Title:	Partner

J.H. WHITNEY MEZZANINE FUND, L.P.

By:	Whitney GP, L.L.C. its General Partner

By:	/s/ Robert M. Williams Jr.
	Name:	Robert M. Williams Jr.
	Title:	Partner

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GREENLEAF CAPITAL, L.P.

By:	Greenleaf GP, LLC its General Partner

By:	/s/ indecipherable
Name:
Title

BROAD STREET ASSOCIATES, LLC

By:	/s/ indecipherable
Name:
Title